UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2011

Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(408) 830-9742
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Previous independent registered public accounting firm

On September 26, 2011, PricewaterhouseCoopers LLP resigned as the independent registered public accounting firm for Alpha and Omega Semiconductor Limited ( the “Company”).

The reports of PricewaterhouseCoopers LLP on Company's consolidated financial statements as of and for the years ended June 30, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the two fiscal years ended June 30, 2011 and the subsequent interim period through September 26, 2011, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP's satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter thereof in connection with its reports on the financial statements of the Company for such years. In addition, during the two fiscal years ended June 30, 2011 and the subsequent interim period through September 26, 2011, there were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K, except that, as described in Item 15 of the Company's Annual Report on Form 20-F for the fiscal year ended June 30, 2010, in connection with the audit of the Company's financial statement for the fiscal year ended June 30, 2009, PricewaterhouseCoopers LLP identified and communicated to the Company four material weaknesses relating to its 1) failure to maintain a sufficient number of accounting personnel with appropriate qualifications, 2) accounting for equity method investments, 3) accounting for equity instruments and 4) to certain period end closing processes. Management believes such material weaknesses were remediated as of June 30, 2010.

The Company has provided PricewaterhouseCoopers LLP with a copy of this Current Report on Form 8-K and requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of PricewaterhouseCoopers LLP's letter, dated September 27, 2011, is attached hereto as Exhibit 16.1

(b) New independent registered public accounting firm

Effective on September 26, 2011, the Audit Committee of the Board of Directors of the Company approved the appointment of Grant Thornton LLP to serve as the Company's independent registered public accounting firm.
During the two most recent fiscal years, and in the subsequent interim periods through September 26, 2011, the Company has not consulted with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.    Description
16.1 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated September 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2011	Alpha and Omega Semiconductor Limited
	By:	/s/ Ephraim Kwok
Ephraim Kwok
Chief Financial Officer